UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2000

eVISION USA.COM, INC.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation or organization)

0-17637
(Commission File No.)

45-0411501
(I.R.S. Employer Identification No.)

                                                                             1700 Lincoln Street, Suite 3200, Denver, CO                                                            80203
                                                                             (Address of principal executive offices)                                                                     (Zip Code)

(303) 860-1700
(Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On December 19, 2000, eVision USA.Com, Inc. (eVision or the Company) closed the agreement to acquire a substantial interest of Auerbach, Pollak & Richardson, Inc. (APR) in exchange for certain of the assets of eVision’s subsidiary, American Fronteer Financial Corporation (AFFC). The agreement combines AFFC’s retail brokerage operations, OnLineBroker™ Division, management, administration, compliance, operations, trading and research with Auerbach. The assets exchanged include certain assets of AFFC relating to its retail brokerage and other operations in Albany, NY; Chicago, IL; Atlanta, GA; Dallas, TX; Colorado Springs, CO; San Francisco, CA; and in the Denver, CO Headquarters.

The assets, are subject to review and approval of APR and specifically include any tangible property, equipment, supplies, computer equipment, furniture and office furnishings, any registrations with, or licenses granted by, any governmental authority or self regulatory authority, copies of all papers, documents, instruments, books and records, the rights and obligations of AFFC under certain leases, contracts, agreements, and other commitments relating to the assets. General lease obligations assumed by APR include but are not limited to, office space, copiers, computer equipment, and postage meters. Contract obligations include, but are not limited to, forgivable loans. Assets excluded are stock, cash, marketable securities, and warrants held by AFFC. The approximate value of the assets exchanged for the ownership interest APR is $1.5 million and is subject to certain adjustments. The book value of the ownership interest in APR is valued at the book value of the assets exchanged which approximates $1.5 million, subject to certain adjustments.

Upon the closing date of December 19, 2000, APR will deliver to eVision:

(a)	such number of shares, with preemptive rights, as will equal, after giving effect to the issuance thereof, 24.9% (twenty-four and nine tenths percent) of the outstanding common stock of APR, on a fully diluted basis prior to an initial public offering, issued and outstanding as of the execution date; and

(b)	an option to purchase an additional 15.1% (fifteen and one tenth percent) of outstanding common stock, with preemptive rights, on a fully diluted basis prior to an initial public offering, of APR for one dollar. Such option shall expire two years after the date of execution of the agreement.

(c)	a right of first refusal to match future equity financing of APR, exercisable for thirty (30) days after written presentation to eVision of any proposed equity financing for APR.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after January 3, 2001.

(b) Pro forma financial information.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after January 3, 2001.

(c) Exhibits.

Exhibit 10.1 Agreement between the Registrant and Auerbach, Pollak & Richardson dated December 12, 2000.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                       eVision USA.Com, Inc. and Subsidiaries

Date         January 3, 2001                                                     By: /s/ Tony T. W. Chan
                                                                                                              Tony T. W. Chan
                                                                                                              Chief Operating Officer